Exhibit 99.3

3Q 2012

ABOUT US

Capstead is based in Dallas, Texas and is listed on the New York Stock Quality Assets Exchange (symbol CMO). Having been formed in 1985, we hold the Agency-guaranteed residential mortgage securities are considered to distinction of being the oldest of the publicly-traded mortgage REITs. have little, if any, credit risk, particularly given federal government support for Fannie Mae and Freddie Mac. These mortgage investments Proven Strategy are highly liquid and can be financed with multiple funding providers We invest in a leveraged portfolio of residential adjustable-rate through standard repurchase arrangements. mortgage (“ARM”) securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Conservatively Financed We prudently leverage our portfolio to provide financial flexibility Our investment strategy differentiates us from our peers because ARM needed to successfully manage through periods of changing market securities reset to more current interest rates within a relatively short conditions, and we have long-standing relationships with numerous period of time allowing for: lending counterparties. Further, our use of interest rate swap agreements helps mitigate the effects of rising short-term interest rates. the recovery of financing spreads diminished during periods of rising interest rates, and Experienced Management in a Stockholder Friendly Structure Our management team has 85 years of combined mortgage finance smaller fluctuations in portfolio values from changes in interest rates industry experience. We are self-managed with low operating costs compared to fixed-rate mortgage securities. and rely heavily on performance-based compensation. This structure greatly enhances the alignment of management interests with those of our stockholders.

Long-Term						Portfolio Leverage	*	Total Assets
Investment Capital								(in millions	)
(in millions)																15,016
															$
n Long-term Unsecured Borrowings, net
n Preferred Stock, recorded amount
n Common Stock												12,845
						$13.25		$1.66					$
				1,664		billion		billion
			$
				$100
		$1,393		$189							8,629	$8,999
										$
1,114		1,127						7.96:1			$7,729
$	$
								Portfolio Leverage
860						Repurchase Arrangements
$						and Similar Borrowings
						divided by Long-Term
								Investment Capital
				$1,375
08 09		10 11		12	*						08 09	10		11		12	*

*As of September 30, 2012

Capstead Mortgage Corporation

8401 North Central Expressway Suite 800

Dallas, Texas 75225-4410 CMO www.capstead.com

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;
•	the availability of new investment capital;
•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;
•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;
•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;
•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and
•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.